EXHIBIT 16.1
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August 26, 2002

Securities and Exchange Commission 450 5th Street N.W.
Washington, D.C. 20549

Gentlemen:

We have been furnished with a copy of the response to Item 4 of Form 8-K/A for the event that occurred on July 15, 2002, to be filed by our former client, Semotus Solutions, Inc. We agree with the statements made in response to that
Item insofar as they relate to our Firm.

Very truly yours,





/S/ BDO Seidman, LLP
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BDO Seidman, LLP